SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (date of earliest event reported):  September 21, 2004




                         CITIZENS COMMUNICATIONS COMPANY
             (Exact name of registrant as specified in its charter)


            Delaware                  001-11001              06-0619596
  (State or other jurisdiction       (Commission          (I.R.S. Employer
        of incorporation)            File Number)         Identification No.)

                                3 High Ridge Park
                           Stamford, Connecticut  06905
                    (Address of Principal Executive Offices)

                                 (203) 614-5600
               (Registrant's Telephone Number, Including Area Code)



                           No Change Since Last Report
                           ---------------------------
         (Former name or former address, if changed since last report)

ITEM 1.01 Entry into Material Definitive Agreements.
          -----------------------------------------

          The information set forth under Item 5.02 "Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers" is incorporated herein by reference.

          In addition,  on September 16, 2004, Citizens  Communications  Company
          entered  into  two  material  employment  agreements   retroactive  to
          September 1, 2004 as follows:

     (1) Citizens Communications Company entered into an employment agreement with Jerry Elliott, currently employed with the Company as an Executive Vice President and Chief Financial Officer since 2002.

          Pursuant  to the  terms of Mr.  Elliott's  employment  agreement,  Mr.
          Elliott earns an annual base salary of $500,000. The employment agreement has a five year term expiring in September of 2009 that automatically renews at the end of the initial or any renewal term for an additional one year term unless either party provides prior notice of non renewal. Mr. Elliott is also entitled to a target bonus amount equal to 100% of the base salary. Additionally, with respect to each fiscal year during the employment term, the Company shall grant a number of restricted shares of common stock with an aggregate value on the date of each grant equal to between $750,000 and $1,000,000 as determined by the Compensation Committee of the Board.

          If Mr. Elliott's employment is terminated without cause, or by Mr. Elliott with good reason (as defined in the employment agreement), he will be entitled to payment of base salary and target bonus for the remainder of the term, plus an amount equal to three times the sum of base salary and target bonus, and all restricted shares will vest. In the event of a constructive termination following a change in control, he will be entitled to these amounts, subject to reduction if such amounts would be subject to excise taxes under Section 4999 of the Internal Revenue Code of 1986.

          Upon the retirement from the Board of the first member of the Board who is not an "independent director" (within the meaning of the Sarbanes Oxley Act of 2002), Mr. Elliott shall become a member of the Board.

     (2) Citizens Communications Company entered into an employment agreement with Robert Larson, currently employed with the Company as an Senior Vice President and Chief Accounting Officer since 2000.

          Pursuant to the terms of Mr. Larson's employment agreement, Mr. Larson earns an annual base salary of $175,000. The employment agreement has a five year term expiring in September of 2009 that automatically renews at the end of the initial or any renewal term for an additional one year term unless either party provides prior notice of non renewal. Mr. Larson is also entitled to a target bonus amount equal to 50% of the base salary. Additionally, with respect to each fiscal year during the employment term, the Company shall grant a number of restricted shares of common stock with an aggregate value on the date of each grant equal to between $200,000 and $300,000 as determined by the Compensation Committee of the Board.

          If Mr. Larson's employment is terminated without cause, or by Mr. Larson with good reason (as defined in the employment agreement), he will be entitled to payment of base salary and target bonus for the remainder of the term, plus an amount equal to three times the sum of base salary and target bonus, and all restricted shares will vest. In the event of a constructive termination following a change in control, he will be entitled to these amounts, subject to reduction if such amounts would be subject to excise taxes under Section 4999 of the Internal Revenue Code of 1986.

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors;
          --------------------------------------------------------------------
          Appointment of Principal Officers.
          -----------------------------------

          Citizens Communications Company has entered into an employment agreement with Mary A. Wilderotter, 49 years old, pursuant to which Ms. Wilderotter was appointed as President and Chief Executive Officer, effective November 1, 2004. Most recently, since 2004 Ms. Wilderotter was Senior Vice President of the World Wide Public Sector at Microsoft Corporation, the computer software provider, responsible for strengthening customer and partner outreach in the government and education markets, as well as working across Microsoft's business divisions on developing and coordinating forward-looking strategies. Before that, since 2002 she was Senior Vice President, World Wide Business Strategy of Microsoft, responsible for Microsoft's overall business roadmap and its emerging markets strategy. Previously, Ms. Wilderotter was President and Chief Executive Officer of Wink Communications Inc. from 1996 to 2002, Executive Vice President of national operations for AT&T Wireless Services Inc. and Chief Executive Officer of AT&T's Aviation Communications Division. Prior to that she served as Senior Vice President of McCaw Cellular Communication Inc. Wink Communications was a provider of end to end systems for low-cost electronic commerce on television, and AT&T Wireless and McCaw Cellular are wireless telephone providers.

          Wilderotter has received national recognition for her contribution to the television industry. The National Cable Television Association honored her with the Vanguard Award for Distinguished Leadership in 1989 and again in 2000. In addition, she received the 1999 Outstanding Mentor Award from the Women in Cable and Telecommunications Foundation and its Top 10 Women in Cable & Telecommunications Award in 1989.

          Wilderotter serves on the Board of Directors of Anixter International, McClatchy Corporation, and Quantum Corporation.

          Pursuant to the terms of Ms. Wilderotter's employment agreement, she earns an annual base salary of $700,000. The employment agreement has a five year term expiring in September of 2009 that automatically renews at the end of the initial or any renewal term for an additional one year term unless either party provides prior notice of non renewal. Ms. Wilderotter is also entitled to a target bonus amount equal to 100% of the base salary, which is guaranteed with respect to 2004. With respect to each fiscal year during the employment term after 2004, the Company shall grant a number of restricted shares of common stock with an aggregate value on the date of each grant equal to between $1,000,000 and $2,000,000 as determined by the Compensation Committee of the Board. Upon commencement of her employment, Ms. Wilderotter will receive a grant of 150,000 restricted shares of common stock. These grants will vest over five years. The Company will also pay relocation expenses up to $500,000.

          If Ms. Wilderotter's employment is terminated without cause, or by Ms. Wilderotter with good reason (as defined in the employment agreement), she will be entitled to payment of base salary and target bonus for the remainder of the term, plus an amount equal to three times the sum of base salary and target bonus, and all restricted shares will vest. In the event of a constructive termination following a change in control, she will be entitled to these amounts, subject to reduction if such amounts would be subject to excise taxes under Section 4999 of the Internal Revenue Code of 1986. If the amount payable by the Company, less such excise taxes payable by Ms. Wilderotter, exceeds by more than 125% the amount payable without casing the loss of deduction to the Company under Section 280G of the Internal Revenue Code, Ms. Wilderotter will be entitled to additional amounts to make her whole for such excise taxes.

          Ms. Wilderotter will become a member of the Board.

ITEM 8.01 Other Events
          ------------

          Attached hereto as Exhibit 99.1 is a press release issued on September 21, 2004 announcing the appointment of Mary A. Wilderotter as President and Chief Executive Officer of Citizens Communications Company.


ITEM 9.01 Financial Statements and Exhibits
          ---------------------------------

          (c)   Exhibits

                99.1 Press Release of Citizens Communications Company dated September 21, 2004.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                         CITIZENS COMMUNICATIONS COMPANY
                                  (Registrant)


                         By: /s/ Robert J. Larson
                             --------------------------
                             Robert J. Larson
                             Senior Vice President and
                             Chief Accounting Officer

Date: September 21, 2004

                                                        Exhibit 99.1


                                                 Citizens Communications
                                                 3 High Ridge Park
                                                 Stamford, CT 06905
                                                 203.614.5600
                                                 Web site: www.czn.net
--------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE



Contact
Brigid Smith
Assistant Vice President,
Corporate Communications
203.614.5042
bsmith@czn.com



                            MAGGIE WILDEROTTER NAMED
                    PRESIDENT AND CHIEF EXECUTIVE OFFICER OF
                             CITIZENS COMMUNICATIONS


Stamford, Conn., Sept. 21, 2004 - Citizens Communications (NYSE: CZN) today announced that Maggie Wilderotter has been named President and Chief Executive Officer of the company. Wilderotter, a recognized leader in the telecommunications and cable industry, will join Citizens on Nov. 1, 2004.

"Maggie brings an extraordinary level of experience to her new position," said Rudy J. Graf, a member of Citizens' Board of Directors. "Citizens' shareholders, customers and employees will benefit from her management expertise and extensive experience in day-to-day operations. She is a proven leader in all aspects of the telephony and cable business."

Most recently, Wilderotter, 49, was Senior Vice President, Worldwide Public Sector for Microsoft Corp., responsible for its government and education markets globally. Before that, she was Senior Vice President, Worldwide Business Strategy, responsible for the company's overall business roadmap and its emerging markets strategy.

"I am excited about the opportunity to lead Citizens Communications. I've had the privilege to know members of the Board and of Management for the past 10 years. The company has huge potential to provide enhanced communication services to its customers and I'm looking forward to helping the company grow to the next level," said Wilderotter, who was previously a director of Electric Lightwave, Inc., a formerly publicly-traded subsidiary of Citizens. "Microsoft has been a wonderful experience. I'm only leaving because I couldn't pass up the opportunity to get back to my telecommunications roots as a CEO of a company with great assets and a lot of potential."

Prior to joining Microsoft, Wilderotter was President and Chief Executive Officer of Wink Communications, a publicly-traded provider of an end-to-end system for low-cost electronic commerce on television. By the time Wink was sold to Liberty Media in 2002, it had 18 million subscribers.

                                     -MORE-

Earlier, Wilderotter was Executive Vice President-National Operations for AT&T Wireless and, before that, President-Western Region for McCaw Cellular.

Wilderotter began her career with U.S. Computer Services, Inc./Cable Data, where she spent 12 years in positions of increasing responsibility, including Senior Vice President and General Manager- CableData, United States, Canada and Europe.

Wilderotter has received numerous honors and awards, including the Vanguard Award for Distinguished Leadership, the most prestigious award presented by the National Cable Television Association. She also received the first ever Outstanding Mentor Award from the Women in Cable and Telecommunications Foundation and the Top 10 Women in Cable and Telecommunications Award for her support of the association and advocacy of women in the cable industry.

Wilderotter is a member of the board of directors of Anixter International, Quantum Corp. and McClatchy Corp. and a number of non-profit organizations. She earned a B.A. in Economics and Business Administration from the College of the Holy Cross, where she serves on the Board of Trustees.

More information about Citizens Communications may be found at www.czn.net.

                                       ###